Exhibit 11.2

Betterware de México, S.A.P.I. de C.V.
	AREA:	KEY:
	Corporate Legal	PO-CPLG-03
Corporate Insider Trading Policy		VERSION 02
START OF VALIDITY	NEXT REVISION	PAGE
April 2024	April 2025	1 of 8

CORPORATE INSIDER TRADING POLICY

Prepared and Revised:	Authorizations:
Legal Manager Mr. BeFra	Director of Finance and Administration	Corporate Director Finance	Managing Director BeFra

Nancy Pozo García	Diana Jones	Alejandro Ulloa	Andrés Campos Chevallier

Betterware de México, S.A.P.I. de C.V.
	AREA:	KEY:
	Corporate Legal	PO-CPLG-03
Corporate Insider Trading Policy		VERSION 02
START OF VALIDITY	NEXT REVISION	PAGE
April 2024	April 2025	2 of 8

1.	Objective

Prevent any executive, director, director, employee, or direct or indirect collaborator and “Insider” (as term is defined below) of the companies of the BeFra Group (as term is defined below), from disclosing or misusing or obtaining benefits from the improper treatment of Inside Information, as defined below.

2.	Scope

2.1 This Policy is of general observance, applies and is enforceable to all Executives (as said term is defined below), directors, directors, direct or indirect collaborators, employees (hereinafter, the “Obligated Entities”), as well as their relatives and persons residing in the same domicile of the Obligated Entities and the companies controlled by any of the Obligated Entities.

2.2. This Policy imposes “Black-out Periods” and establishes prior authorization procedures that must be complied with by the Obligated Entities that intend to hold, acquire and/or sell BeFra Group securities, according to the terms defined below.

3.	Definitions

3.1 Executive: The term includes any employee of the companies of the BeFra Group who, regardless of the position held, performs command functions and/or handles or has access to Privileged Information, either of the companies that make up the BeFra Group or of their Parent Company. In case of doubt, the Chairman, Chief Executive Officer of BeFra and/or the Corporate Chief Financial Officer and/or the Ethics Committee of the companies of the BeFra Group, have the power to determine whether a person should be considered “Executive” for the purposes of this Policy.

3.2 Of the companies of the BeFra Group: For the purposes of this Policy, the companies of the BeFra Group are made up of the Entities mentioned in Annex AN-CR-03 “Entities of the BeFra Group”.

3.3. lnsider: The term includes the Obligated Entities and in general any person who, due to their relationship or position within the companies of the BeFra Group, has access to Privileged Information.

3.4. Inside Information: Material information (i.e. that an investor would consider relevant to make a decision to buy, sell or hold its Securities) that has not been publicly disclosed. The term Inside Information includes, but is not limited to:

a) Financial information that has not been published.

b) Information about a significant transaction.

Prepared and Revised:	Authorizations:
Legal Manager Mr. BeFra	Director of Finance and Administration	Corporate Director Finance	Managing Director BeFra

Nancy Pozo García	Diana Jones	Alejandro Ulloa	Andrés Campos Chevallier

Betterware de México, S.A.P.I. de C.V.
	AREA:	KEY:
	Corporate Legal	PO-CPLG-03
Corporate Insider Trading Policy		VERSION 02
START OF VALIDITY	NEXT REVISION	PAGE
April 2024	April 2025	3 of 8

c) Information about a significant event.

d) Any other information that has an impact on the share price of the companies that make up the BeFra Group and/or its Parent Company, Betterware de México, S.A.P.I de C.V. or that any person, acting reasonably, could expect to have an impact on the share price of the aforementioned companies.

e) For the purposes of this Policy, all information about relevant events of Grupo BeFra or its Parent Company that have not been disclosed to the public will be considered privileged.

f) Information that has not been previously disclosed to the general public through a press release or previously filed with the U.S. Securities Exchange Commission (“SEC”) and/or any other regulatory body.

3.5. Exchange Act: Means the “Securities Exchange Act of 1934”.

3.6. Securities: Shares, debentures, puts, calls, options, derivative instruments, including warrants, and any other securities of Grupo BeFra or its Parent Company, or that grant the right or impose the obligation to buy or sell securities of Grupo BeFra or its Parent Company.

3.7. Trading: Purchase and sale of securities, with the understanding that these terms are interpreted in an enunciative and non-limiting manner by the “Exchange Act”. The term “purchase” includes not only the actual acquisition of a Security, but also any contract or instruction to purchase or otherwise acquire a Security. “Sale” includes not only the transfer of ownership of a Security, but also any contract or instruction to sell or otherwise dispose of a Security. These definitions apply to a wide range of transactions including, for example: conventional transactions in which an amount of money is paid for a Security, conversions, sale of a Security without monetary consideration and acquisitions and the exercise of rights provided for in warrants, puts, calis, or other options related to a Security.

3.8. Disclosure or Leakage of Privileged Information: Delivery of or allowing access to Privileged Information about Grupo BeFra by an Obligated Entity, Designated Person or an internal person with Privileged Information to an external third party, in order to carry out Securities operations. An outsider may include, without limitation, friends, business associates, spouse, or family member.

3.9. Black-out Period: It is defined as the periods of time during which operations with BeFra Group Securities are not allowed for Obligated Entities.

3.10. Warrants: It is a financial derivative, which gives the buyer the right, but not the obligation, to buy or sell a certain underlying asset in the market.

3.10.1 Put: A put option that gives the buyer the right (but not the obligation) to sell an asset to the seller of the option at a predetermined price in the future.

3.10.2 Call: A call option that gives the buyer the right (but not the obligation) to buy an asset from the buyer of the option at a predetermined price in the future.

3.11. Exchange Act, Rule 10b5-1: A rule that allows members of the company to establish a predetermined plan to sell shares of the company in accordance with insider trading laws.

3.12. Designated Persons: The Executives, employees and any other Obligated Entity that may be designated by the Executive Chairman of the Board of Directors, BeFra Chief Executive Officer, Betterware Chief Executive Officer and/or Jafra Chief Financial Officer and/or the Corporate Chief Financial Officer who have knowledge of any event relevant to BeFra Group, to the extent that such event is held as Privileged Information.

Prepared and Revised:	Authorizations:
Legal Manager Mr. BeFra	Director of Finance and Administration	Corporate Director Finance	Managing Director BeFra

Nancy Pozo García	Diana Jones	Alejandro Ulloa	Andrés Campos Chevallier

Betterware de México, S.A.P.I. de C.V.
	AREA:	KEY:
	Corporate Legal	PO-CPLG-03
Corporate Insider Trading Policy		VERSION 02
START OF VALIDITY	NEXT REVISION	PAGE
April 2024	April 2025	4 of 8

4.	Development

1.	General guidelines:

a)	Any questions regarding this Policy should be consulted directly with the President, BeFra CEO and/or the Corporate Finance Director.

b)	The Obligated Entities are responsible for ensuring compliance with this Policy by their family members and cohabitants in their homes.

c)	Any failure to comply with the requirements specified in this Policy constitutes grounds for immediate dismissal, without liability for Grupo BeFra.

d)	Failure to comply with this Policy is a serious offence that may result in disciplinary action by regulatory authorities, including possible fines and imprisonment, under Section 10 of the Exchange Act and other applicable laws.

e)	This Policy will be enforceable to each Obligated Entity, even after its service or employment relationship with Grupo BeFra has ended. If an Obligated Entity becomes aware of Privileged Information at the time or after its service or employment relationship with Grupo BeFra has ended, it may not carry out directly or through third parties “Trading” of Grupo BeFra’s Securities until such Privileged Information has been made public or is no longer privileged. However, the prior authorization procedures for designated Regulated Entities will cease to apply with respect to Trading of Securities of Grupo BeFra once any “Black-out Period” or other type of “Trading” restriction for specific events that is applicable to an Obligated Entity so agreed upon at the time of its cessation of service or employment relationship with Grupo BeFra expires.

f)	Any breach of this Policy should be reported through the whistleblower line or directly to the Executive Chairman of the Board of Directors, BeFra CEO, Betterware CEO, Jafra CEO and/or the Corporate CFO.

g)	Any Obligated Entity must previously inform the President, BeFra CEO and/or the Corporate Chief Financial Officer in writing 5 (five) days in advance of any Securities transaction that it plans to carry out so that Grupo BeFra may evaluate compliance in accordance with this Policy and the “Exchange Act” and, if applicable, authorize such transaction.

2.	Prohibited Activities

a)	Obligated Entities that have Privileged Information may not carry out, directly or through third parties, transactions with any Securities of Grupo BeFra when they become aware that such Privileged Information has not been published through an official medium, in compliance with Section 10 of the “Exchange Act”, Rule 10b5-1.

b)	Those persons who, due to their position, are presumed to have Privileged Information may not directly or indirectly carry out operations with any BeFra Group Securities during a “Black-out Period”.

Prepared and Revised:	Authorizations:
Legal Manager Mr. BeFra	Director of Finance and Administration	Corporate Director Finance	Managing Director BeFra

Nancy Pozo García	Diana Jones	Alejandro Ulloa	Andrés Campos Chevallier

Betterware de México, S.A.P.I. de C.V.
	AREA:	KEY:
	Corporate Legal	PO-CPLG-03
Corporate Insider Trading Policy		VERSION 02
START OF VALIDITY	NEXT REVISION	PAGE
April 2024	April 2025	5 of 8

c)	The Leakage of Inside Information is considered illegal, therefore, no Obligated Entity that has Inside Information related to BeFra Group should provide it to any person who is not related to such Privileged Information, unless required by the Executive Chairman of the Board of Directors, CEO BeFra, CEO of Betterware and/or CEO of Jafra and/or the Corporate Chief Financial Officer.

d)	In the event that any Obligated Entity obtains Privileged Information about another company, including notifications of a possible transaction between that other company and Grupo BeFra, said Obligated Entity may not carry out Securities transactions with that company.

3.	“Black-out Periods”

a)	Due to the sensitivity of the quarterly results, the following “Black-out Periods” have been instituted, during which the Obligated Entities will not be able to carry out operations with respect to the Securities of Grupo BeFra:

i.	Each period beginning ten (10) business days prior to the close of any fiscal year, quarterly or annual, of Grupo BeFra and ending after the expiration of one (1) business day after the date on which the financial information has been officially published with respect to the fiscal year in question.

ii.	From time to time, it is possible that some relevant event may occur for BeFra Group that is only known to some Executives or employees. In such cases, to the extent that such event is held as Inside Information, the Executives, employees and any other Obligated Entity that was designated by the Executive Chairman of the Board of Directors, CEO BeFra, CEO of Betterware and/or CEO of Jafra and/or the Corporate Chief Financial Officer (“Designated Persons”)”), may not carry out transactions with BeFra Group Securities. In addition, the financial results of Grupo BeFra may be sufficiently material in a quarter that, in the opinion of the Executive Chairman of the Board of Directors, Chief Executive Officer of BeFra, Chief Executive Officer of Betterware and/or Chief Executive Officer of Jafra and/or the Chief Financial Officer, the Designated Persons should refrain from engaging in transactions with Group Securities of the BeFra Group even before the “Black-out Period” begins. In such case, the Executive Chairman of the Board of Directors, BeFra Chief Executive Officer, Betterware Chief Executive Officer and/or Jafra Chief Executive Officer and/or the Corporate Chief Financial Officer may notify the Designated Persons that they are not required to carry out transactions in BeFra Group Securities without having to disclose the cause of such restriction. The existence of a “Black-out Period” or the extension thereof, motivated by a particular event for the Designated Persons will not be communicated by BeFra Group in a general manner and must not be disclosed to any other person. Even if the Executive Chairman of the Board of Directors, Chief Executive Officer BeFra, Chief Executive Officer of Betterware and/or Chief Executive Officer of Jafra and/or the Chief Financial Officer has not individually designated you as a Designated Person subject to the restriction to conduct transactions in BeFra Group securities due to a particular event, such Designated Person may not carry out operations with Grupo BeFra securities if he or she has knowledge of Inside Information. There will be no exceptions during restrictions set during a Black-out Period occasioned by a particular event.

Prepared and Revised:	Authorizations:
Legal Manager Mr. BeFra	Director of Finance and Administration	Corporate Director Finance	Managing Director BeFra

Nancy Pozo García	Diana Jones	Alejandro Ulloa	Andrés Campos Chevallier

Betterware de México, S.A.P.I. de C.V.
	AREA:	KEY:
	Corporate Legal	PO-CPLG-03
Corporate Insider Trading Policy		VERSION 02
START OF VALIDITY	NEXT REVISION	PAGE
April 2024	April 2025	6 of 8

b)	Obligated Entities that commonly have access to Privileged Information by reason of their functions shall refrain from buying or selling, directly or indirectly, any Securities issued by Grupo BeFra within three (3) months immediately following the last sale or purchase they have made.

c)	Notwithstanding the provisions of Section 3.3 (a) and (b), the Obligated Entities may carry out transactions with respect to Grupo BeFra Securities during a certain “Black-out Period” provided that the President and/or the Chief Financial Officer deliver a written certificate stating: (i) the amount of Grupo BeFra Securities involved in the transaction to be carried out, (ii) that said Obligated Entity is aware of the Policy and of the fact that persons in possession of Inside Information are not authorized to carry out operations in accordance with the applicable regulations, (iii) that said Obligated Entity has not received, does not have possession or does not have knowledge of Inside Information, and (iv) its obligation to refrain from carrying out any transaction with respect to the Securities of Grupo BeFra in the event that: (a) comes into possession or becomes aware of any Inside Information, or (b) the Executive Chairman of the Board of Directors, Chief Executive Officer BeFra, Chief Executive Officer of Betterware and/or Chief Executive Officer of Jafra and/or the Corporate Chief Financial Officer informs you, in its sole discretion, of any restrictions applicable to such Obligated Entity. The Obligated Entity must present said certificate at least 72 business hours prior to the operation that is intended to be carried out during a “Black-out Period” and may not proceed until authorization is obtained from the Executive Chairman of the Board of Directors, BeFra CEO, Betterware CEO and/or Jafra CEO and/or the Corporate Finance Director. The certificate and authorization by the Executive Chairman of the Board of Directors, Chief Executive Officer of Betterware and/or Chief Executive Officer of Jafra and/or the Chief Financial Officer, if granted, shall be valid only in respect of the transaction reported in the certificate and in respect of the “Black-out Period” in question.

4.	Insider Trading

a)	Any Obligated Subject with Privileged Information has the obligation to handle the information in a secure and discreet manner in compliance with the Internal Work Regulations and the Code of Ethics of each BeFra Group company, as well as with the Federal Law on the Protection of Personal Data in Possession of Private Parties and its Regulations.

b)	Any Inside Obligated Entity is prohibited from sharing or communicating such information to non-affiliated persons, unless such disclosure is previously authorized in writing by the Executive Chairman of the Board of Directors, CEO BeFra, CEO of Betterware and/or CEO of Jafra and/or the Corporate Chief Financial Officer.

c)	Due to the risk associated with the exchange of Inside Information, all employees are prohibited from exchanging information through any of the following communication channels: bulletin boards, the internet, chat rooms, social media, or any available online forum.

Prepared and Revised:	Authorizations:
Legal Manager Mr. BeFra	Director of Finance and Administration	Corporate Director Finance	Managing Director BeFra

Nancy Pozo García	Diana Jones	Alejandro Ulloa	Andrés Campos Chevallier

Betterware de México, S.A.P.I. de C.V.
	AREA:	KEY:
	Corporate Legal	PO-CPLG-03
Corporate Insider Trading Policy		VERSION 02
START OF VALIDITY	NEXT REVISION	PAGE
April 2024	April 2025	7 of 8

d)	In the event that any employee accidentally discloses Inside Information, it must be reported immediately to the Executive Chairman of the Board of Directors, BeFra CEO, Betterware CEO and/or Jafra CEO and/or the Corporate Finance Director.

5.	Investor Relations

a)	The persons authorized to communicate with investors will be: the Executive Chairman of the Board of Directors, BeFra CEO, Betterware CEO, Jafra’s CEO, the Corporate Finance Director and the Board of Directors.

b)	The Executive Chairman of the Board of Directors, BeFra CEO, Betterware CEO and/or Jafra CEO and/or the Corporate Finance Director shall make available to investors on the BeFra Group website at least the following information:

i. Audited financial statements;

Ii. Quarterly financial statements;

Iii. Quarterly e-newsletter with the main financial results and evolution of the key factors of the business;

Iv. Periodic risk rating reports and statements of relevant facts; and

v. Press releases.

The information must remain available on the website of Grupo BeFra and/or its Parent Company for a minimum period of twelve (12) months from its publication.

a)	On an annual basis, the Executive Chairman of the Board of Directors, CEO of BeFra, CEO of Betterware and/or CEO of Jafra and/or the Corporate Chief Financial Officer, will present to analysts and other market players, the annual results of the BeFra Group, as well as an analysis of the expected results in the following year.

b)	The publication of Inside Information of Grupo BeFra shall be subject to the regulations previously established by the SEC regulation G, as well as compliance with the Regulation “Fair Disclosure” (FD).

i.	All material or relevant information must be presented to the general public through a press release and, where appropriate, when so determined, the completion and presentation of it through form 6-K.

ii.	In the event that a material or relevant event occurs and it must be disclosed through the 6-K form, then it must be presented to the general public within a period of no more than twenty-four (24) hours.

Prepared and Revised:	Authorizations:
Legal Manager Mr. BeFra	Director of Finance and Administration	Corporate Director Finance	Managing Director BeFra

Nancy Pozo García	Diana Jones	Alejandro Ulloa	Andrés Campos Chevallier

Betterware de México, S.A.P.I. de C.V.
	AREA:	KEY:
	Corporate Legal	PO-CPLG-03
Corporate Insider Trading Policy		VERSION 02
START OF VALIDITY	NEXT REVISION	PAGE
April 2024	April 2025	8 of 8

iii.	Nasdaq must be notified ten (10) minutes prior to the publication of material or relevant information during the trading hours of 7:00 a.m. to 8:00 p.m. (Eastern Standard Time).

iv.	In the event that the publication is made outside of trading hours, Nasdaq must be notified by 6:50 am (Eastern Standard Time).

v.	In the event of choosing to hold a conference call to present the information disclosed, the publication must be made within the following forty-eight (48) hours.

5.	Related policies

N/A

6.	Change History

DATE	VERSION	CHANGE
April 2023	01	1. New creation.
April 2024	02	Update to include a new name of the group companies as the BeFra Group, as well as to include functions and activities of the BeFra General Manager, and update to the authorizations to the policy.

Prepared and Revised:	Authorizations:
Legal Manager Mr. BeFra	Director of Finance and Administration	Corporate Director Finance	Managing Director BeFra

Nancy Pozo García	Diana Jones	Alejandro Ulloa	Andrés Campos Chevallier